Exhibit 99.1

Altra Holdings, Inc. Announces $300 Million Refinancing and Full

Redemption of Its 8.125% Senior Secured Notes Due 2016

BRAINTREE, Mass., November 20, 2012 (GLOBE NEWSWIRE) — Altra Holdings, Inc., (Nasdaq:AIMC) a leading global supplier of electromechanical power transmission and motion control products, today announced that the Company entered into a new five year credit agreement among the Company, its wholly-owned subsidiary Altra Industrial Motion, Inc., and the lenders party to the credit agreement from time to time, which consists of a $100 million term loan and a $200 million revolving credit facility. Interest on the amounts outstanding under the new credit agreement is calculated periodically using an adjusted LIBOR rate, plus an applicable margin of between 1.375% to 1.875%, or using an alternate base rate, plus an applicable margin of between 0.375% and 0.875%. The credit agreement is guaranteed by the Company’s domestic subsidiaries.

Concurrently with the refinancing, the Company also announced that, pursuant to approval by its Board of Directors, the Company gave notice to The Bank of New York Mellon Trust Company, N.A., the Trustee, under the Indenture governing the Company’s 8.125% Senior Secured Notes (the “Notes”) due 2016, of its intention to redeem all of the remaining Notes outstanding on December 20, 2012 (the “Redemption Date”), in an aggregate principal amount of approximately $177 million, pursuant to the redemption provisions in the Indenture. The redemption price for the Notes will be 106.094% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date. The full amount of the term loan, a portion of the amount of the revolving credit facility, and cash on hand were used to fund the redemption of the Notes.

“We are very pleased with the results of this refinancing,” said Carl Christenson, President and CEO. “Based on the current interest rate environment, we expect this transaction will have the potential to provide us with a reduction of our annual interest expense of approximately $10-$11 million. This transaction furthers our efforts to strengthen our balance sheet and provides us with the flexibility and capacity to pursue our long-term organic and acquisition growth strategies.”

Additional information concerning the terms and conditions of the redemption are described in the notice distributed today to registered holders of the Notes, as required pursuant to the terms of the Indenture. Notes are to be surrendered to The Bank of New York Mellon Trust Company, N.A., as trustee and paying agent, in exchange for payment of the redemption price. Questions relating to, and requests for additional copies of, the notice of redemption should be directed to The Bank of New York Mellon Trust Company, N.A. Bondholder Relations Department at (800) 254-2826.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Altra Holdings

Altra Holdings, Inc., through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multinational designer, producer and marketer of a wide range of mechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in eight countries and sales coverage in over 70 countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Ameridrives Couplings, Industrial Clutch, Kilian

Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Wichita Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco Dynatork, Warner Linear, Bauer Gear Motor and PowerFlex.

All statements, other than statements of historical fact, included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Forward-looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be,” and other similar expressions that denote expectations of future or conditional events rather than statements of fact. Forward-looking statements also may relate to strategies, plans and objectives for, and potential results of, future operations, financial results, financial condition, business prospects, growth strategy and liquidity, and are based upon financial data, market assumptions and management’s current business plans and beliefs or current estimates of future results or trends available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. These statements include, but may not be limited to, those comments regarding the Company’s redemption of the Notes, reduction of annual interest expense, continued efforts to strengthen its balance sheet, and the Company’s capacity and flexibility to support its organic and acquisition growth strategies.

In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the United States and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) risks associated with a disruption to our supply chain, (8) fluctuations in the costs of raw materials used in our products, (9) product liability claims, (10) work stoppages and other labor issues, (11) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (12) loss of key management and other personnel, (13) changes in pension and retirement liabilities, (14) risks associated with compliance with environmental laws, (15) the ability to successfully execute, manage and integrate key acquisitions and mergers, (16) failure to obtain or protect intellectual property rights, (17) risks associated with impairment of goodwill or intangibles assets, (18) failure of operating equipment or information technology infrastructure, (19) risks associated with our debt leverage, operating covenants, and adjusting interest rates under our debt instruments, (20) risks associated with restrictions contained in our Credit Agreement and Convertible Notes, (21) risks associated with compliance with tax laws, (22) risks associated with the global recession and volatility and disruption in the global financial markets, (23) risks associated with implementation of our new ERP system, (24) risks associated with the Bauer acquisition and integration, (25) risks associated with the Company’s planned investment in a new manufacturing facility in China, and (26) other risks, uncertainties and other factors described in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K and in the Company’s other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Except as required by applicable law, Altra Holdings, Inc. does not intend to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise. AIMC-E

Contact:

Altra Holdings, Inc.

Christian Storch, Chief Financial Officer

781-917-0541

Christian.storch@altramotion.com